*092603*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske (signature) | **20170257739-23** |
| Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time<br>**06/14/2017 1:35 PM** |
| | Entity Number<br>**E0281152017-9** |

# Amendment to Articles of Organization

(PURSUANT TO NRS 86.216)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT** **ABOVE SPACE IS FOR OFFICE USE ONLY**

## Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company Before Issuance of Members Interest (Pursuant to NRS 86.216)

1. Name of limited-liability company:

420 Data Sciences L.L.C.

2. The articles have been amended as follows: (provide article numbers, if available)*

1. The name of the Limited Liability Company: Data420 Sciences, L.L.C.

3. The effective date and time of filing: (optional) Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

4. As of the date of this certificate, no member's interest in the limited-liability company has been issued.

5. Signatures represent at least 2/3 of the (check one)**: [X] Organizers [ ] Managers

X (signature) ______ X ______
Signature Signature

* 1) If amending company name, it must contain the words **"Limited-Liability Company," "Limited Company,"** or **"Limited"** or the abbreviations **"Ltd.," "L.L.C.," or "L.C. ," "LLC" or "LC."** The word **"Company"** may be abbreviated as **"Co."**
2) If adding managers, provide names and addresses.

** If more than two signatures, attach a plain 8 1/2" x 11" sheet with the additional signatures.

**FILING FEE: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*